Exhibit 4.52

The Warrant and the securities issuable upon exercise of this Warrant (the "Securities") have not been registered under the Securities Act of 1933 (the "Securities Act") or under any state securities or Blue Sky laws ("Blue Sky Laws"). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except pursuant to (a) an effective registration statement under the Securities Act and any applicable Blue Sky Laws or (b) an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF POPMAIL.COM, INC.

Warrant No. JB-1 Irving, Texas

December 8, 2000

This certifies that, for value received, JBII Corporation, a Delaware corporation, or its successors or assigns ("Holder"), is entitled to purchase from PopMail.com, Inc. (the "Company") eight hundred forty thousand (840,000) fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), at any time and from time to time from the date hereof until March 15, 2002 (the "Warrant Exercise Period"), at an exercise price of $0.01 per share (the "Exercise Price"), subject to adjustment as herein provided. All cash proceeds in excess of $300,000 generated by Holder upon sale or transfer of the Shares (net of any and all reasonable costs, expenses, and obligations incurred by Holder in enforcing its rights under this Warrant, exercising this Warrant, or selling or transferring the Shares, including but not limited to any taxes, discounts, commissions, and attorneys' fees), shall be remitted by Holder to the Company.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise of Warrant.

(a) Exercise for Cash. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), during the Warrant Exercise Period by the surrender of this Warrant (properly endorsed, if required, at the Company's principal office in Irving, Texas, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time within the period above named), and upon payment to the Company by certified check, bank draft or cash of the purchase price for such Shares. The Company agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

b. Cashless Exercise. Upon receipt of a notice of cashless exercise, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of Shares that is equal to the quotient obtained by dividing (x) the value of the portion of the Warrant to be exercised on the date that the Warrant shall have been surrendered (determined by subtracting the aggregate exercise price in effect on the Exercise Date for the number of Shares to be purchased upon exercise from the aggregate Fair Market Value (hereinafter defined) for such Shares) by (y) the Fair Market Value of one share of Common Stock. A notice of "cashless exercise" shall state the number of Shares as to which the Warrant is being exercised. "Fair Market Value" for purposes of this Section (b) shall mean the average of the Common Stock closing prices reported by the principal exchange on which the Common Stock is traded, or the last sale prices as reported by the Nasdaq National Market or SmallCap Market, as the case may be, for the ten (10) business days immediately preceding the Exercise Date or, in the event no public market shall exist for the Common Stock at the time of such cashless exercise, Fair Market Value shall mean the fair market value of the Common Stock as the same shall be determined in the good faith discretion of the Board of Directors, after full consideration of all factors then deemed relevant by such Board in establishing such value, including by way of illustration and not limitation, the per share purchase price of Common Stock or per security convertible into one share of Common Stock of the most recent sale of shares of Common Stock or securities convertible into Common Stock by the Company after the date hereof all as evidenced by the vote of a majority of the directors then in office.

2. Representations and Warranties of the Company. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, sale, issuance and delivery of the Warrant, the Shares issuable on conversion or exercise thereof, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the delivery of this Warrant. The execution and delivery of this Warrant, the consummation of the transactions herein contemplated, and the compliance with the terms and provisions of this Warrant do not and will not conflict with, or result in the breach of, or constitute a default or an event permitting acceleration under, the Articles of Incorporation or Bylaws of the Company, or any stock purchase agreement, shareholder agreement, note, bank loan, credit agreement, license, lease, or any other agreement, understanding, instrument, judgment, decree, order, statute, rule, or regulation to which the Company is a party or by which it is bound. The Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3. Transferability of this Warrant. This Warrant is issued upon the following terms, to which the Holder consents and agrees:

(a) Other than any sale, pledge, or transfer to Vignette Corporation or any sale, pledge, or transfer to a third party approved in writing by Vignette Corporation, Holder shall not sell or transfer this Warrant, or the Shares issuable upon exercise of this Warrant, earlier than March 15, 2001, without the consent of the Company, which consent shall not be unreasonably withheld.

(b) Until this Warrant is transferred on the books of the Company, the Company will treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary, provided, that upon five days of receipt by the Company of a notice that the Warrant has been transferred to Vignette Corporation, the Company shall effect such transfer on its books and records.

(c) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(d) If a registration statement is not effective with respect to the Warrant or the Shares, as the case may be, prior to making any disposition of this Warrant or of any of the Shares underlying this Warrant, the Holder will give written notice to the Company describing the manner of any such proposed disposition. In such event, the Warrant may not be transferred, and the Shares may not be transferred, without the Holder obtaining an opinion of counsel satisfactory in form and substance to the Company's counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of counsel.

(e) Neither this issuance of this Warrant nor the issuance of the Shares underlying this Warrant have been registered under the Securities Act.

4. Certain Covenants of the Company. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

(a) Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") shall be paid by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.05 per share.

(b) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) Effect of Reorganization, Reclassification, Merger, etc. If at any time while any Warrant is outstanding there should be any capital reorganization of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 5(a) hereof), or any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such transaction, lawful provision shall be made so that each Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Shares issuable upon the exercise of the Warrants) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Warrant Holders had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to each Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

6. No Rights as Shareholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a stockholder of the Company.

7. Registration Rights. If the Company shall propose to file any registration statement (other than any registration statement on Form S-4, S-8 or any other similarly inappropriate form, or any successor forms thereto), under the 1933 Act covering a public offering of the Company's Common Stock (including Common Stock held by shareholders of the Company), including without limitation the registration statement the Company was preparing, as of November 30, 2000, on Form S-3, it shall include in the Registration Statement (to the extent permitted by applicable regulation), the Common Stock purchased or purchasable by the Holder upon the exercise of the Warrant. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the Commission, except that the Holder shall pay all fees, disbursements and expenses of any counsel or expert retained by the Holder and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Shares included in the Registration Statement. The Holder of this Warrant agrees to cooperate with the Company in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the 1933 Act as to any proposed distribution. Except as provided above, all attorneys' fees and expenses incurred by the Holder in enforcing its registration rights set forth in this Section 7 shall be paid by the Company.

8. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

9. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holders.

10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telefaxed and confirmed to the Holder at its address set forth on the records of the Company, with a copy to Vignette Corporation, 901 S. Mopac, Building III, Austin, Texas 78746, Attn: General Counsel; or if sent to the Company shall be mailed, delivered, or telefaxed and confirmed to PopMail.com, Inc., 1333 Corporate Drive # 350, Irving, TX 75038 or to such other address as the Company or the Holder shall notify the other as provided in this Section.

IN WITNESS WHEREOF, PopMail.com, inc. has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

PopMail.com, inc.

By:________________________________

Its:________________________________

SUBSCRIPTION FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ of the shares of Common Stock of PopMail.com, inc. (the "Shares") to which such Warrant relates and herewith makes payment of $_____________ therefor in cash, certified check or bank draft and requests that a certificate evidencing the Shares be delivered to, _______________________________, the address for whom is set forth below the signature of the undersigned:

Dated: ____________________

(Signature)

(Address)

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _____________________________________ the right to purchase shares of Common Stock of PopMail.com, inc. to which the within Warrant relates and appoints ____________________ attorney, to transfer said right on the books of _________________ with full power of substitution in the premises.

Dated: ____________________

(Signature)

(Address)